EXHIBIT 99.1

Wyndham Worldwide Reports First Quarter 2016 Results

Increases Full Year EPS Guidance

PARSIPPANY, N.J. (April 26, 2016) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended March 31, 2016.

HIGHLIGHTS:

•	First quarter adjusted diluted earnings per share (EPS) was $1.12, an increase of 9% from $1.03 in the first quarter of 2015. Reported diluted EPS was $0.84, compared with $1.00 in the first quarter of 2015.

•	First quarter 2016 adjusted EBITDA increased 4%, or 6% on a currency neutral basis and excluding acquisitions compared with the first quarter of 2015.

•	The Company repurchased 2.5 million shares of its common stock for $175 million during the quarter.

"We're off to a good start this year," said Stephen P. Holmes, chairman and CEO. "We continue to execute and innovate across our businesses to drive growth, profitability and shareholder value. Our businesses are well positioned for long term growth and they are resilient, regardless of economic and industry cycle dynamics. Of course, disciplined capital allocation continues to be a hallmark and commitment of our company.”

FIRST QUARTER 2016 OPERATING RESULTS

First quarter revenues were $1.3 billion, an increase of 3% from the prior year period.

First quarter adjusted EBITDA was $291 million, compared with $279 million in the prior year period, an increase of 4%. Year-over-year adjusted EBITDA comparisons were adversely affected by foreign currency effects of $6 million in 2016. On a currency-neutral basis and excluding acquisitions, adjusted EBITDA increased 6%.

Adjusted net income was $127 million, or $1.12 per diluted share, compared with $126 million, or $1.03 per diluted share for the same period in 2015. Adjusted net income and earnings per share benefited from solid operating results, but were reduced by higher interest expense and higher depreciation and amortization. EPS also benefited from the Company’s share repurchase program.

Reported net income for the first quarter of 2016 was $96 million, or $0.84 per diluted share, compared with $122 million, or $1.00 per diluted share, for the first quarter of 2015. Reported net income in both periods reflects several items excluded from adjusted net income. The net result of these items unfavorably impacted first quarter 2016 net income by $31 million and unfavorably impacted first quarter 2015 net income by $4 million. Full reconciliations of adjusted net income to GAAP results appear in Table 8 of this press release.

Free cash flow was $218 million for the three months ended March 31, 2016, compared with $197 million for the same period in 2015. The increase reflects solid operating results and the timing of capital expenditures, partially offset by a $24 million unfavorable impact from the devaluation of the Venezuelan currency. For the three months ended March 31, 2016, net cash provided by operating activities was $261 million, compared with $253 million in the prior year period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures.

FIRST QUARTER 2016 BUSINESS UNIT RESULTS

Hotel Group

Revenues were $295 million in the first quarter of 2016, a 1% increase compared with the first quarter 2015. Despite weaker RevPAR, adjusted EBITDA grew 6% to $84 million reflecting growth in our Wyndham Rewards credit card program, strong performance at our owned hotels and expense management.

First quarter domestic RevPAR was flat. In constant currency, total system-wide RevPAR declined 1.6% compared with the first quarter of 2015, which reflects continued weakness in domestic and Canadian oil markets and higher unit growth in lower RevPAR countries such as China.

As of March 31, 2016, the Company’s hotel system consisted of approximately 7,830 properties and approximately 679,100 rooms, a 1.8% net room increase compared with the first quarter of 2015. The development pipeline included over 1,000 hotels and over 124,000 rooms, of which 61% were international and 65% were new construction.

Destination Network (formerly Vacation Exchange and Rentals)

Revenues were $385 million in the first quarter of 2016, a 4% increase compared with the first quarter of 2015. In constant currency and excluding acquisitions, revenues increased 5%.

Exchange revenues were $182 million, down 2% compared with the first quarter of 2015. In constant currency, exchange revenues and exchange revenue per member were flat, as was the average number of members.

Vacation rental revenues were $183 million, a 10% increase compared with the first quarter of 2015. In constant currency and excluding the impact of acquisitions, vacation rental revenues were up 9%, reflecting a 7.0% increase in transaction volume and a 2.3% increase in average net price per vacation rental.

Adjusted EBITDA for the first quarter of 2016 was $105 million, a 1% increase compared with the first quarter of 2015. On a currency-neutral basis and excluding the impact of acquisitions, adjusted EBITDA increased 3% compared with the prior year period.

Vacation Ownership

Revenues were $641 million in the first quarter of 2016, a 4% increase over the first quarter of 2015.

Gross VOI sales were $428 million in the first quarter of 2016, an increase of 10% compared with the first quarter of 2015. Volume per guest (VPG) for the quarter increased 3.8% in constant currency and tour flow increased 6.5%.

EBITDA for the first quarter of 2016 was $136 million, an increase of 5% compared with the first quarter of 2015, reflecting higher sales volume and stronger resort management and consumer finance results, partially offset by an increase in the provision for loan losses.

OTHER ITEMS

•	The Company repurchased 2.5 million shares of common stock for $175 million during the first quarter of 2016. From April 1 through April 25, 2016, the Company repurchased an additional 0.6 million shares for $45 million.
•	Reported net interest expense in the first quarter of 2016 was $31 million, compared with $23 million in the first quarter of 2015, reflecting the $350 million 5.10% bond issued in September 2015 and the absence of a fixed-to-floating interest rate swap terminated in 2015.
•	Depreciation and amortization in the first quarter of 2016 was $62 million, compared with $56 million in the first quarter of 2015, reflecting new projects that were placed into service.

Balance Sheet Information as March 31, 2016:

•	Cash and cash equivalents of $318 million, compared with $171 million at December 31, 2015
•	Vacation ownership contract receivables, net, of $2.7 billion, unchanged from December 31, 2015
•	Vacation ownership and other inventory of $1.3 billion, unchanged from December 31, 2015
•	Securitized vacation ownership debt of $2.1 billion, unchanged from December 31, 2015
•	Long-term debt of $3.3 billion, compared with $3.1 billion at December 31, 2015. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.1 billion as of March 31, 2016, compared with $1.4 billion at December 31, 2015.

A schedule of debt is included in Table 5 of this press release.

OUTLOOK

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

For the full year 2016, the Company reiterates the following guidance:

•	Revenues of approximately $5.800 - $5.950 billion.
•	Adjusted EBITDA of approximately $1.375 - $1.400 billion.

For the full year 2016, the Company updates the following guidance:

•	Adjusted diluted EPS of approximately $5.61 - $5.75 based on a diluted share count of 113 million, up from $5.46 - $5.60 based on a diluted share count of 116 million.

The Company will post guidance information on its website following the conference call.

CONFERENCE CALL INFORMATION

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results, outlook and guidance on Tuesday, April 26, 2016 at 8:30 a.m. ET. Listeners can access the webcast live through the company’s website at http://www.wyndhamworldwide.com/investors/. The conference call may also be accessed by dialing 877-876-9177 and providing the pass code "WYNDHAM." Listeners are urged to call at least 10 minutes prior to the scheduled start time. An archive of this webcast will be available on the website for approximately 90 days beginning at 12:00pm ET on April 26, 2016. A telephone replay will be available for approximately 10 days beginning at 12:00pm ET on April 26, 2016 at 800-723-5154.

PRESENTATION OF FINANCIAL INFORMATION

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing core operating performance. Exclusion of items in our non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. A reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and adjusted EPS to the most directly comparable GAAP measures because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to the Company’s reported results.

ABOUT WYNDHAM WORLDWIDE

Wyndham Worldwide (NYSE: WYN) is one of the largest global hospitality companies, providing travelers with access to a collection of trusted hospitality brands in hotels, vacation ownership, and unique accommodations including vacation exchange, holiday parks, and managed home rentals. With a collective inventory of more than 120,000 places to stay across 100 countries on six continents, Wyndham Worldwide and its 38,000 associates welcomes people to experience travel the way they want. This is enhanced by Wyndham Rewards®, the Company’s re-imagined guest loyalty program across its businesses, which is making it simpler for members to earn more rewards and redeem their points faster. For more information, please visit www.wyndhamworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, cash flow and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 12, 2016. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Table 1

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company's segments which when considered with GAAP measures, gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to Net income for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,
	2016		2015
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$295	$84	$292	$76
Destination Network	385	81	369	105
Vacation Ownership	641	136	617	130
Total Reportable Segments	1,321	301	1,278	311
Corporate and Other (a)	(18)	(34)	(16)	(34)
Total Company	$1,303	$267	$1,262	$277

Reconciliation of EBITDA to Net income
	Three Months Ended March 31,
	2016	2015
EBITDA	$267	$277
Depreciation and amortization	62	56
Interest expense	33	26
Early extinguishment of debt	11	-
Interest income	(2)	(3)
Income before income taxes	163	198
Provision for income taxes	67	76
Net income	$96	$122

(a) Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the three months ended March 31, 2016 and 2015 (for a description of adjustments by segment, see Table 7):

	Three Months Ended March 31,
	2016		2015
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$295	$84	$292	$79
Destination Network	385	105	369	104
Vacation Ownership	641	136	617	130
Total Reportable Segments	1,321	325	1,278	313
Corporate and Other	(18)	(34)	(16)	(34)
Total Company	$1,303	$291	$1,262	$279

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Net revenues
Service and membership fees	$634	$599
Vacation ownership interest sales	342	336
Franchise fees	138	147
Consumer financing	107	104
Other	82	76
Net revenues	1,303	1,262

Expenses
Operating	613	564
Cost of vacation ownership interests	37	33
Consumer financing interest	18	18
Marketing and reservation	192	195
General and administrative	186	181
Restructuring	-	(1)
Depreciation and amortization	62	56
Total expenses	1,108	1,046

Operating income	195	216
Other (income)/expense, net	(10)	(5)
Interest expense	33	26
Early extinguishment of debt	11	-
Interest income	(2)	(3)

Income before income taxes	163	198
Provision for income taxes	67	76
Net income	$96	$122

Earnings per share
Basic	$0.85	$1.01
Diluted	0.84	1.00

Weighted average shares outstanding
Basic	113	121
Diluted	114	122

Note: For a description of adjustments to Net Income, see Table 8.

Table 3

(1 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Hotel Group (a)
Number of Rooms	2016	679,100	N/A	N/A	N/A	N/A
	2015	667,400	668,500	671,900	678,000	N/A
	2014	646,900	650,200	655,300	660,800	N/A
	2013	631,800	635,100	638,300	645,400	N/A

RevPAR	2016	$31.59	N/A	N/A	N/A	N/A
	2015	$32.84	$39.82	$43.34	$32.98	$37.26
	2014	$32.30	$40.11	$43.71	$34.06	$37.57
	2013	$31.05	$38.00	$41.78	$33.07	$36.00

Destination Network
Average Number of Members (in 000s)	2016	3,841	N/A	N/A	N/A	N/A
	2015	3,822	3,831	3,835	3,836	3,831
	2014	3,727	3,748	3,777	3,808	3,765
	2013	3,668	3,686	3,711	3,728	3,698

Exchange Revenue Per Member	2016	$189.78	N/A	N/A	N/A	N/A
	2015	$194.06	$167.81	$163.38	$152.00	$169.29
	2014	$200.78	$179.17	$171.77	$157.24	$177.12
	2013	$210.96	$182.42	$169.95	$161.21	$181.02

Vacation Rental Transactions (in 000s) (a) (b)	2016	500	N/A	N/A	N/A	N/A
	2015	459	390	462	319	1,630
	2014	429	376	455	293	1,552
	2013	423	355	433	273	1,483

Average Net Price Per Vacation Rental (a) (b)	2016	$366.08	N/A	N/A	N/A	N/A
	2015	$361.20	$513.14	$642.00	$452.19	$494.92
	2014	$410.04	$577.13	$727.40	$492.25	$558.95
	2013	$392.64	$540.38	$677.81	$506.62	$532.11

Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2016	$428,000	N/A	N/A	N/A	N/A
	2015	$390,000	$502,000	$565,000	$507,000	$1,965,000
	2014	$410,000	$496,000	$513,000	$470,000	$1,889,000
	2013	$384,000	$481,000	$536,000	$488,000	$1,889,000

Tours (in 000s)	2016	179	N/A	N/A	N/A	N/A
	2015	168	206	227	200	801
	2014	170	208	225	191	794
	2013	163	206	225	195	789

Volume Per Guest (VPG)	2016	$2,244	N/A	N/A	N/A	N/A
	2015	$2,177	$2,353	$2,354	$2,390	$2,326
	2014	$2,272	$2,280	$2,158	$2,336	$2,257
	2013	$2,211	$2,256	$2,278	$2,370	$2,281

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions/dispositions from the acquisition/disposition dates forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	The destination network operating statistics excluding our U.K.-based camping business sold in Q4 2014 are as follows:

	Year	Q1	Q2	Q3	Q4	Full Year
Vacation Rental Transactions (in 000s)	2014	429	367	431	292	1,518
Average Net Price Per Vacation Rental	2014	$410.02	$578.02	$700.56	$492.64	$548.93

(c)	Includes Gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) Just-in-Time. (See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales).

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Hotel Group
Number of Properties	2016	7,830	N/A	N/A	N/A	N/A
	2015	7,670	7,700	7,760	7,810	N/A
	2014	7,500	7,540	7,590	7,650	N/A
	2013	7,380	7,410	7,440	7,490	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (*)	2016	$63,000	N/A	N/A	N/A	N/A
	2015	$46,000	$60,000	$78,000	$64,000	$248,000
	2014	$60,000	$70,000	$70,000	$60,000	$260,000
	2013	$84,000	$90,000	$102,000	$73,000	$349,000

Note: Full year amounts may not add across due to rounding.

(*)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

Table 3

(2 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Hotel Group

Number of Rooms: Represents the number of rooms at hotel group properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned and (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Destination Network

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or who are within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through one of our vacation brands. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including WAAM sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales.

Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.

Volume per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2013-2016.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation).

Currency-Neutral: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2016					2015
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$74	N/A	N/A	N/A	N/A	$74	$96	$103	$87	$361
Marketing, Reservation and Wyndham Rewards Revenues (a)	83	N/A	N/A	N/A	N/A	96	108	112	92	407
Hotel Management Reimbursable Revenues (b)	67	N/A	N/A	N/A	N/A	61	71	73	68	273
Intersegment Trademark Fees	13	N/A	N/A	N/A	N/A	12	15	16	15	57
Owned Hotel Revenues	27	N/A	N/A	N/A	N/A	25	20	16	19	79
Ancillary Revenues (c)	31	N/A	N/A	N/A	N/A	24	24	37	33	120
Total Hotel Group	295	N/A	N/A	N/A	N/A	292	334	357	314	1,297

Destination Network
Exchange Revenues	182	N/A	N/A	N/A	N/A	185	161	157	146	649
Rental Revenues	183	N/A	N/A	N/A	N/A	166	200	296	144	807
Ancillary Revenues (d)	20	N/A	N/A	N/A	N/A	18	22	23	20	82
Total Destination Network	385	N/A	N/A	N/A	N/A	369	383	476	310	1,538

Vacation Ownership
Vacation Ownership Interest Sales	342	N/A	N/A	N/A	N/A	336	417	448	403	1,604
Consumer Financing	107	N/A	N/A	N/A	N/A	104	105	108	109	427
Property Management Fees and Reimbursable Revenues	164	N/A	N/A	N/A	N/A	153	149	159	155	615
WAAM Fee-for-Service Commissions	17	N/A	N/A	N/A	N/A	12	19	23	28	83
Ancillary Revenues (e)	11	N/A	N/A	N/A	N/A	12	9	12	11	43
Total Vacation Ownership	641	N/A	N/A	N/A	N/A	617	699	750	706	2,772
Total Reportable Segments	$1,321	N/A	N/A	N/A	N/A	$1,278	$1,416	$1,583	$1,330	$5,607

	2014					2013
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$68	$88	$100	$83	$339	$64	$79	$91	$75	$309
Marketing, Reservation and Wyndham Rewards Revenues (a)	76	101	117	91	385	73	92	118	83	365
Hotel Management Reimbursable Revenues (b)	37	39	39	39	154	25	38	37	35	135
Intersegment Trademark Fees	9	11	11	10	41	8	10	11	10	39
Owned Hotel Revenues	24	20	18	20	81	26	20	18	19	84
Ancillary Revenues (c)	23	24	30	24	101	26	23	22	23	95
Total Hotel Group	237	283	315	267	1,101	222	262	297	245	1,027

Destination Network
Exchange Revenues	187	168	162	150	667	193	168	158	150	669
Rental Revenues	176	217	331	144	868	166	192	293	138	789
Ancillary Revenues (d)	16	17	19	17	69	15	16	19	17	68
Total Destination Network	379	402	512	311	1,604	374	376	470	305	1,526

Vacation Ownership
Vacation Ownership Interest Sales	303	382	415	385	1,485	263	347	384	384	1,379
Consumer Financing	105	106	108	108	427	105	106	107	108	426
Property Management Fees	143	145	150	142	581	146	141	143	137	567
WAAM Fee-for-Service Commissions	33	30	18	16	98	24	30	33	20	107
Ancillary Revenues (e)	9	10	13	17	47	11	6	10	9	36
Total Vacation Ownership	593	673	704	668	2,638	549	630	677	658	2,515
Total Reportable Segments	$1,209	$1,358	$1,531	$1,246	$5,343	$1,145	$1,268	$1,444	$1,208	$5,068

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners. During 2014, reimbursable revenues of $2 million in each of Q1, Q2 and Q3 and $1 million in Q4 which were charged to the Company's vacation ownership business and were eliminated in consolidation. During 2013, such amounts include reimbursable revenues of $1 million, $3 million and $2 million, in Q2, Q3 and Q4 respectively, which were charged to the Company's vacation ownership business and were eliminated in consolidation.
(c)	Primarily includes additional services provided to franchisees and managed properties and fees related to our co-branded credit card program.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	March 31,	December 31,	March 31,
	2016	2015	2015

Securitized vacation ownership debt (a)
Term notes	$2,005	$1,867	$2,062
Bank conduit facility (b)	121	239	98
Total securitized vacation ownership debt (c)	2,126	2,106	2,160
Less: Current portion of securitized vacation ownership debt	207	209	217
Long-term securitized vacation ownership debt	$1,919	$1,897	$1,943

Debt:
Revolving credit facility (due July 2020) (d)	$10	$7	$14
Commercial paper (e)	343	109	346
Term loan (due March 2021)	323	-	-
$315 million 6.00% senior unsecured notes (due December 2016)	-	316	316
$300 million 2.95% senior unsecured notes (due March 2017) (f)	299	299	299
$14 million 5.75% senior unsecured notes (due February 2018)	14	14	14
$450 million 2.50% senior unsecured notes (due March 2018)	448	448	448
$40 million 7.375% senior unsecured notes (due March 2020)	40	40	40
$250 million 5.625% senior unsecured notes (due March 2021)	247	247	247
$650 million 4.25% senior unsecured notes (due March 2022)	648	648	649
$400 million 3.90% senior unsecured notes (due March 2023)	408	408	417
$350 million 5.10% senior unsecured notes (due October 2025)	337	337	-
Capital leases	158	153	161
Other	31	49	70
Total long-term debt	3,306	3,075	3,021
Less: Current portion of long-term debt	45	44	53
Long-term debt	$3,261	$3,031	$2,968

(a)	The Company's vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities ("SPEs") that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company's creditors and legally are not the Company's assets. Additionally, the non-recourse debt that is securitized through the SPEs is legally not a liability of the Company and thus, the creditors of these SPEs have no recourse to the Company for principal and interest.
(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through August 2017 and borrowing capacity of $650 million. As of March 31, 2016, this facility had a remaining borrowing capacity of $529 million.
(c)	This debt is collateralized by $2,548 million, $2,576 million and $2,609, of underlying vacation ownership contract receivables and related assets as of March 31, 2016, December 31, 2015, and March 31, 2015. respectively.
(d)	Represents a $1.5 billion revolving credit facility that expires in July 2020. As of March 31, 2016, the Company had $1 million of outstanding letters of credit. After considering outstanding commercial paper borrowings of $343 million, the remaining borrowing capacity was $1.1 billion as of March 31, 2016.
(e)	Represents commercial paper programs of $1.25 billion with a remaining borrowing capacity of $907 million as of March 31, 2016.
(f)	Classified as long-term as the Company has the intent to refinance such debt on a long-term basis and the ability to do so with its revolving credit facility.

Table 6

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended March 31, 2016
					Average Revenue
	Number of		Average	Average Daily	Per Available
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,665	170,454	51.5%	$45.73	$23.54

Days Inn	1,791	143,212	44.3%	$63.81	$28.28

Ramada	837	117,409	49.0%	$73.76	$36.12

Wyndham Hotels and Resorts	228	49,952	54.7%	$103.78	$56.73

Howard Johnson	381	41,555	44.1%	$59.74	$26.33

Baymont	416	33,070	44.9%	$66.07	$29.66

Travelodge	406	29,760	45.3%	$63.18	$28.63

Microtel Inns & Suites by Wyndham	333	24,045	51.1%	$63.64	$32.52

Knights Inn	381	23,258	41.5%	$48.76	$20.22

TRYP by Wyndham	120	17,274	54.8%	$72.93	$39.97

Wingate by Wyndham	149	13,610	56.3%	$86.52	$48.70

Hawthorn Suites by Wyndham	105	10,466	62.3%	$82.76	$51.57

Dolce	22	5,080	45.5%	$152.13	$69.17

Total Hotel Group	7,834	679,145	48.6%	$64.93	$31.59

Vacation Ownership
Wyndham Vacation Ownership resorts	216	24,442	N/A	N/A	N/A

Total Wyndham Worldwide	8,050	703,587

	As of and For the Three Months Ended March 31, 2015
					Average Revenue
	Number of		Average	Average Daily	Per Available
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,519	161,538	50.9%	$48.46	$24.66

Days Inn	1,784	144,231	45.2%	$64.08	$28.98

Ramada	840	116,409	51.5%	$74.72	$38.49

Wyndham Hotels and Resorts	201	44,042	56.0%	$112.18	$62.85

Howard Johnson	419	45,588	44.1%	$62.50	$27.59

Baymont	373	30,012	47.0%	$65.21	$30.63

Travelodge	422	31,025	45.5%	$62.05	$28.24

Microtel Inns & Suites by Wyndham	325	23,302	53.5%	$66.83	$35.73

Knights Inn	392	24,476	44.1%	$45.16	$19.91

TRYP by Wyndham	122	17,455	51.3%	$76.01	$39.02

Wingate by Wyndham	153	13,929	58.5%	$85.97	$50.33

Hawthorn Suites by Wyndham	99	9,825	64.8%	$80.39	$52.11

Dolce	24	5,530	54.4%	$131.50	$71.47

Total Hotel Group	7,673	667,362	49.4%	$66.43	$32.84

Vacation Ownership
Wyndham Vacation Ownership resorts	210	23,965	N/A	N/A	N/A

Total Wyndham Worldwide	7,883	691,327

Note: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

			Venezuela
		Reported	Currency	Adjusted
Three months ended March 31, 2016	Net Revenues	EBITDA	Devaluation (b)	EBITDA
Hotel Group	$295	$84	$-	$84
Destination Network	385	81	24	105
Vacation Ownership	641	136	-	136
Total Reportable Segments	1,321	301	24	325
Corporate and Other (a)	(18)	(34)	-	(34)
Total Company	$1,303	$267	$24	$291

(a) Includes the elimination of transactions between segments.

(b) Represents the impact from the devaluation of the exchange rate of Venezuela.

Table 7

(2 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

		Reported	Legacy	Acquisition	Restructuring	Asset	Contract	Adjusted
Three months ended March 31, 2015	Net Revenues	EBITDA	Adjustments (b)	Costs (c)	Costs (d)	Impairment (e)	Termination (f)	EBITDA
Hotel Group	$292	$76	$-	$3	$-	$-	$-	$79
Destination Network	369	105	-	-	(1)	-	-	104
Vacation Ownership	617	130	-	-	-	-	-	130
Total Reportable Segments	1,278	311	-	3	(1)	-	-	313
Corporate and Other (a)	(16)	(34)	-	-	-	-	-	(34)
Total Company	$1,262	$277	$-	$3	$(1)	$-	$-	$279

Three months ended June 30, 2015
Hotel Group	$334	$96	$-	$1	$-	$-	$-	$97
Destination Network	383	84	-	-	-	-	-	84
Vacation Ownership	699	182	-	-	-	-	-	182
Total Reportable Segments	1,416	362	-	1	-	-	-	363
Corporate and Other (a)	(18)	(30)	(1)	-	-	-	-	(31)
Total Company	$1,398	$332	$(1)	$1	$-	$-	$-	$332

Three months ended September 30, 2015
Hotel Group	$357	$83	$-	$-	$4	$7	$14	$108
Destination Network	476	134	-	-	3	-	-	137
Vacation Ownership	750	200	-	-	1	-	-	201
Total Reportable Segments	1,583	417	-	-	8	7	14	446
Corporate and Other (a)	(19)	(35)	1	-	-	-	-	(34)
Total Company	$1,564	$382	$1	$-	$8	$7	$14	$412

Three months ended December 31, 2015
Hotel Group	$314	$94	$-	$-	$(1)	$-	$-	$93
Destination Network	310	44	-	-	(1)	-	-	43
Vacation Ownership	706	174	-	-	-	-	-	174
Total Reportable Segments	1,330	312	-	-	(2)	-	-	310
Corporate and Other (a)	(19)	(37)	-	-	-	-	-	(37)
Total Company	$1,311	$275	$-	$-	$(2)	$-	$-	$273

Twelve months ended December 31, 2015
Hotel Group	$1,297	$349	$-	$3	$3	$7	$14	$376
Destination Network	1,538	367	-	1	2	-	-	370
Vacation Ownership	2,772	687	-	-	1	-	-	688
Total Reportable Segments	5,607	1,403	-	4	6	7	14	1,434
Corporate and Other (a)	(71)	(137)	-	-	-	-	-	(137)
Total Company	$5,536	$1,266	$-	$4	$6	$7	$14	$1,297

Note: The sum of the quarters may not agree to the twelve months ended December 31, 2015 due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates primarily to costs incurred in connection with the acquisition of Dolce Hotels and Resorts (January 2015).
(d)	Relates to costs incurred as a result of various organizational realignment initiatives and the reversal of a portion of restructuring reserves that were established in prior periods.
(e)	Relates to a non-cash impairment charge related to the write-down of terminated in-process technology projects resulting from the Company's decision to outsource its reservation system to a third-party provider.
(f)	Relates to costs associated with the anticipated termination of a management contract.

Table 7

(3 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

ADDITIONAL DATA ON SHARE-BASED COMPENSATION EXPENSE

(In millions)

The following tables provide detail regarding share-based compensation expense which is included within adjusted EBITDA:

	2016
	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA	$291	N/A	N/A	N/A	N/A
Share-based compensation expense (*)	13	N/A	N/A	N/A	N/A
Adjusted EBITDA excluding share-based compensation expense	$304	N/A	N/A	N/A	N/A

	2015
	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA	$279	$332	$412	$273	$1,297
Share-based compensation expense (*)	15	13	13	15	55
Adjusted EBITDA excluding share-based compensation expense	$294	$345	$425	$288	$1,352

Note: Full year amounts may not add across due to rounding.

(*)	Excludes share-based compensation expenses for which there was no impact on EBITDA. Such costs amounted to $1 million during Q1 2016 and $3 million for the full year 2015.

Table 8

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended March 31, 2016
		Venezuela	Early
		Currency	Extinguishment of		As Adjusted
	As Reported	Devaluation (a)	Debt (b)		non-GAAP
Net revenues
Service and membership fees	$634	$	$		$634
Vacation ownership interest sales	342				342
Franchise fees	138				138
Consumer financing	107				107
Other	82				82
Net revenues	1,303	-	-		1,303

Expenses
Operating	613	(24)			589
Cost of vacation ownership interests	37				37
Consumer financing interest	18				18
Marketing and reservation	192				192
General and administrative	186				186
Depreciation and amortization	62				62
Total expenses	1,108	(24)	-		1,084

Operating income	195	24	-		219
Other (income)/expense, net	(10)				(10)
Interest expense	33				33
Early extinguishment of debt	11		(11)		-
Interest income	(2)				(2)

Income before income taxes	163	24	11		198
Provision for income taxes	67	-	4	(c)	71

Net income	$96	$24	$7		$127

Earnings per share
Basic	$0.85	$0.21	$0.06		$1.13
Diluted	0.84	0.21	0.06		1.12

Weighted average shares outstanding
Basic	113	113	113		113
Diluted	114	114	114		114

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Represents the impact from the devaluation of the exchange rate of Venezuela at the Company's destination network business.
(b)	Represents costs incurred in connection with the Company's early repurchase of its 6.0% senior unsecured notes.
(c)	Relates to the tax effect of the adjustment.

Table 8

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended March 31, 2015
		Acquisition		Restructuring		As Adjusted
	As Reported	Costs (a)		Costs (c)		non-GAAP
Net revenues
Service fees and membership	$599	$		$		$599
Vacation ownership interest sales	336					336
Franchise fees	147					147
Consumer financing	104					104
Other	76					76
Net revenues	1,262	-		-		1,262

Expenses
Operating	564	(3)				561
Cost of vacation ownership interests	33					33
Consumer financing interest	18					18
Marketing and reservation	195					195
General and administrative	181					181
Restructuring	(1)			1		-
Depreciation and amortization	56					56
Total expenses	1,046	(3)		1		1,044

Operating income	216	3		(1)		218
Other (income)/expense, net	(5)					(5)
Interest expense	26					26
Interest income	(3)					(3)

Income before income taxes	198	3		(1)		200
Provision for income taxes	76	(1	)(b)	(1	)(d)	74

Net income	$122	$4		$-		$126

Earnings per share
Basic	$1.01	$0.03		$-		$1.04
Diluted	1.00	0.03		-		1.03

Weighted average shares outstanding
Basic	121	121		121		121
Diluted	122	122		122		122

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to costs incurred in connection with the acquistion of Dolce Hotels and Resorts (January 2015) at the Company's hotel group business.
(b)	Relates to (i) the tax effect of the adjustment and (ii) a valuation allowance established in connection with the acquisition.
(c)	Relates to the reversal of a portion of a restructuring reserve established during the fourth quarter of 2014 at the Company's destination network business.
(d)	Relates to the tax effect of the adjustment.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

We define free cash flow to be net cash provided by operating activities less property and equipment additions which we also refer to as capital expenditures.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Three Months Ended March 31,
	2016	2015

Net cash provided by operating activities	$261	$253
Less: Property and equipment additions	(43)	(56)
Free cash flow	$218	$197

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to vacation ownership interest sales (see Table 4):

Year
2016	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales	$428	N/A	N/A	N/A	N/A
Less: Sales under WAAM Fee-for-Service	(23)	N/A	N/A	N/A	N/A
Gross VOI sales, net of WAAM Fee-for-Service sales	405	N/A	N/A	N/A	N/A
Less: Loan loss provision	(63)	N/A	N/A	N/A	N/A
Plus: Impact of percentage-of-completion accounting	-	N/A	N/A	N/A	N/A
Vacation ownership interest sales	$342	N/A	N/A	N/A	N/A

2015

Gross VOI sales	$390	$502	$565	$507	$1,965
Less: Sales under WAAM Fee-for-Service	(21)	(26)	(37)	(42)	(126)
Gross VOI sales, net of WAAM Fee-for-Service sales	369	477	528	464	1,838
Less: Loan loss provision	(46)	(60)	(78)	(64)	(248)
Less: Impact of percentage-of-completion accounting	13	-	(2)	2	13
Vacation ownership interest sales	$336	$417	$448	$403	$1,604

2014

Gross VOI sales	$410	$496	$513	$470	$1,889
Less: Sales under WAAM Fee-for-Service	(44)	(40)	(27)	(21)	(132)
Gross VOI sales, net of WAAM Fee-for-Service sales	366	456	486	449	1,757
Less: Loan loss provision	(60)	(70)	(70)	(60)	(260)
Less: Impact of percentage-of-completion accounting	(3)	(4)	(1)	(4)	(12)
Vacation ownership interest sales	$303	$382	$415	$385	$1,485

2013

Gross VOI sales	$384	$481	$536	$488	$1,889
Less: Sales under WAAM Fee-for-Service	(36)	(44)	(51)	(29)	(160)
Gross VOI sales, net of WAAM Fee-for-Service sales	347	437	486	459	1,729
Less: Loan loss provision	(84)	(90)	(102)	(73)	(349)
Less: Impact of percentage-of-completion accounting	-	-	-	(1)	(1)
Vacation ownership interest sales	$263	$347	$384	$384	$1,379

Note: Amounts may not add due to rounding.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2016	$25	N/A	N/A	N/A	N/A
2015	$24	$17	$32	$27	$100
2014	$25	$21	$27	$24	$97
2013	$24	$18	$22	$25	$89